SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 20, 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 303 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2008, WN Truck Stop, LLC. a Texas limited liability company (“Borrower”), a subsidiary of  Earth Biofuels, Inc. (the “Company”), in which the Company has a fifty percent (50%) member interest (with Trucker’s Corner, LP as the other member of the Borrower) entered into a $4,750,000.00 secured promissory note (the “Note”) with SBL Capital Funding, LLC, a New Jersey limited liability company (“Lender”).

Pursuant to the terms of the Note, Lender provided Borrower with a one year term loan facility.  The note will mature on February 20, 2009 (the “Maturity Date”) and includes provisions to extend the maturity date provided the conditions disclosed in the Note are satisfied.  Prior to the Maturity Date, the Borrower may prepay the Loan with penalties comprised of all interest at the interest rate on the entire principle sum, that would have accrued, absent prepayment on the principal sum prepaid by Borrower through September 1, 2008, with credit for all interest received at the Note rate. The obligations under the Loan are secured by a deed of trust and security agreement exercised in favor of Lender consisting of the property known as “Willie’s Place” and furthermore such obligations are guaranteed by the Company and Apollo Resources International, Inc., a related entity.

The proceeds from the financing provided pursuant to the Loan will be used to complete the construction of “Willie’s Place at Carl’s Corner.”

This description of the Loan is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan.

The full text of the Loan is attached as Exhibit 99.1 to this Current report on Form 8-k and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01 Other Events.

On February 25, 2008, the Company issued a press release announcing its entry into a loan facility with SBL Capital Funding, LLC.  A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

Number	Exhibit

99.1*	Secured Promissory Note dated February 20, 2008.

99.2*	Press Release dated February 25, 2008.

[Missing Graphic Reference]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date: February 26, 2008	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer

3